EFFECTIVE AUGUST 23RD, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      December 28, 2005
                                                --------------------------------


                             Tompkins Trustco, Inc.
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             (Exact name of registrant as specified in its charter)


           New York                     1-12709                16-1482357
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  (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)


The Commons, PO Box 460, Ithaca, New York                         14851
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         (Address of Principal executive offices)              (Zip Code)


Registrant's telephone number, including area code        (607) 273-3210
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17CFR 240.13e-4(c))
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Item 1.01    Entry into a material definitive agreement

Merchant Credit Card Processing Agreements

Effective December 30, 2005, Tompkins Trustco, Inc. (the "Company") has entered into a Merchant Asset Purchase Agreement and a Marketing and Sales Alliance Agreement with NOVA Information Systems, a wholly-owned subsidiary of U.S. Bancorp of Minneapolis, Minnesota, as its partner to provide customer service, processing services, and support operations to the Company's merchant card processing customers. The agreement calls for Nova to receive all future revenue from the Company's approximately 2,500 merchant customers, while Tompkins will continue to generate referral fees and income based on a percentage of net sales revenue from new customers referred to Nova through the Company's 34 banking offices located in the state of New York. The alliance with NOVA will provide a pre-tax net gain of approximately $3.0 million, increasing 2005 earnings per share by 20 cents.

The Company evaluated several strategic alternatives for the merchant card processing business and selected NOVA, based on their commitment to outstanding customer service, risk management capabilities, and track record in successful partnerships with leading community banks. Management expects that the Nova product portfolio, rich with state-of-the-art, value-added solutions, will enhance the Company's ability to deepen existing relationships and grow market share.


Item 8.01    Other Events

Securities Transactions

On December 28, 2005, Tompkins Trustco, Inc. completed a securities portfolio restructuring that included the sale of approximately $80 million of available-for-sale securities. The proceeds from the sale have been, or will be, primarily used to acquire higher-yielding securities. The sale will result in approximately $1.5 million in pretax securities losses being realized during the fourth quarter of 2005. The transaction will reduce 2005 earnings per share by 10 cents but is expected to have a positive impact on interest income in future periods. Management expects that Tompkins will fully recover the realized losses in the short to intermediate term, mainly through higher interest income on the new assets purchased with proceeds from the sale. The securities sold represent about 12% of the Company's total securities portfolio.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TOMPKINS TRUSTCO, INC.


Date:  January 6, 2006                      By: /s/ JAMES J. BYRNES
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                                                James J. Byrnes
                                                Chairman and CEO